EXHIBIT 10.5

                                           April 7, 2006

Mr. Douglas S. Elliott
Executive Vice President
Metropolitan Edison Company
2800 Pottsville Pike
Reading, PA 19640-0001

Pennsylvania Electric Company
5404 Evans Rd.
Erie, PA 16509

The Waverly Electric Power and Light Company
707 Main St.
Towanda, PA 18848

RE:	Notice of Termination Tolling Agreement

Restated Partial Requirements Agreement, dated January 1, 2003, by and among, Metropolitan Edison Company, Pennsylvania Electric Company, The Waverly Electric Power and Light Company and FirstEnergy Solutions Corp., as amended by a First Amendment to Restated Requirements Agreement, dated August 29, 2003 and by a Second Amendment to Restated Requirements Agreement, dated June 8, 2004 (“Partial Requirements Agreement”)

Dear Mr. Elliott:

      Please be advised that FirstEnergy Solutions Corp. (“Solutions”) hereby gives notice, in accordance with the Tolling Agreement dated November 1, 2005 that amended the Restated Partial Requirements Agreement (“Partial Requirements Agreement”), to Metropolitan Edison Company, Pennsylvania Electric Company and The Waverly Electric Power and Light Company (“Buyers”) that Solutions has elected to terminate the Partial Requirements Agreement effective midnight December 31, 2006. In accordance with the November 1, 2005 Tolling Agreement, this notice is being provided at least sixty (60) days in advance of the effective date of termination.

This termination is necessary because the Partial Requirements Agreement is not economically sustainable from Solutions’ perspective. Market prices for generation services have and continue to be far above the price being charged to Buyers. In addition, the load following product being supplied is very different than the product originally contemplated under the Partial Requirements Agreement.

Notwithstanding the above, in exchange for Solutions not exercising its right to terminate the Partial Requirements Agreement effective midnight December 31, 2006, the parties agree as follows:

1.
The termination provisions of Paragraph 6 of the Partial Requirements Agreement, as tolled by the November 1, 2005 Tolling Agreement, shall be tolled for a period of one (1) year from December 31, 2006, provided:

a.	Solutions shall be permitted to terminate the Partial Requirements Agreement at any time during the term of this Tolling Agreement with sixty (60) days written notice;
b.
Buyers shall procure through arrangements other than the Partial Requirements Agreement beginning December 1, 2006 and ending December 31, 2007, approximately 33% of the amounts of capacity, energy, ancillary services and other services necessary to satisfy their Provider of Last Resort obligations for which Committed Resources (as defined in the Partial Requirements Agreement) have not been obtained; and

c.
Solutions has no obligation under the Partial Requirements Agreement to supply additional quantities of capacity and energy in the event that a supplier of Committed Resources defaults on its supply agreement.

2.	Solutions will not act as agent for Buyers in procuring capacity and energy under section 1(b), above.

3.
The pricing provision of Paragraph 5 of the Partial Requirements Agreement shall remain unchanged provided Buyers comply with the provisions of this Tolling Agreement and any applicable provision of the Partial Requirements Agreement.

In the event that Solutions elects not to terminate the Partial Requirements Agreement effective midnight December 31, 2007, similar tolling agreements effective after December 31, 2007 will be considered by Solutions only if Buyers procure, through arrangements other than the Partial Requirements Agreement, additional amounts of approximately 64% in 2008, 83% in 2009 and 95% in 2010 of the capacity, energy, ancillary services and other services necessary to satisfy their Provider of Last Resort obligations for which Committed Resources (as defined in the Partial Requirements Agreement) have not been obtained from the market.

This Tolling Agreement supercedes any conflicting provision of the Partial Requirements Agreement. The execution of this Tolling Agreement does not constitute an admission or acknowledgment of any fact, conclusion of law, or liability by any party to this Tolling Agreement.

This Tolling Agreement may be executed in counterparts and is effective as of the date of execution without the requirement of filing with or endorsement by any federal or state court or agency. The undersigned representatives certify that they are fully authorized to enter into and to bind such party to the terms and conditions of this Tolling Agreement.

Please indicate your agreement with this Tolling Agreement by signing below.

Sincerely,

Guy L. Pipitone
President
FirstEnergy Solutions Corp.

Accepted and agreed to by:

Metropolitan Edison Company
Pennsylvania Electric Company
The Waverly Electric Power and Light Company

By:
Douglas S. Elliott
Executive Vice President

This __ day of April, 2006